Exhibit 99.1

Press Release	Media Contact: Brendan Ranson-Walsh VP, Externals Communications 212.739-7212 brendan.ranson-walsh@aecom.com	Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 william.gabrielski@aecom.com

AECOM announces pricing of US $1 billion in senior unsecured notes due 2027

LOS ANGELES—(BUSINESS WIRE)—(February 15, 2017) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, announced today the pricing of its offering of US $1 billion in aggregate principal amount of its senior notes due 2027 (the “senior notes”).  The senior notes will pay interest semiannually at a rate of 5.125% and will mature on March 15, 2027, unless earlier redeemed in accordance with their terms.  The senior notes will be guaranteed by certain of the Company’s subsidiaries.  AECOM expects to close the sale of the senior notes on or about February 21, 2017, subject to the satisfaction of customary closing conditions.

AECOM intends to use the net proceeds from the sale of the senior notes to repay a portion of the outstanding indebtedness under its senior secured credit facilities, to pay related fees and expenses and for general corporate purposes.

The senior notes will be issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Any offer of the senior notes will be made only by means of a private offering memorandum.  The senior notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About AECOM

AECOM is a leading fully integrated firm positioned to design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. AECOM provides planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government markets. AECOM also provide construction services, including building construction and energy, infrastructure and industrial construction. In addition, AECOM provides program and facilities management and maintenance, training, logistics, consulting, technical assistance, and systems integration and information technology services, primarily for agencies of the U.S. government and also for national governments around the world.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, statements of plans for future operations or activities and the intended use of proceeds from the offering of the senior notes. Although AECOM believes that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in these forward-looking statements include, but are not limited to, the following:  AECOM’s business is cyclical and vulnerable to economic downturns and client spending reductions; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate AECOM’s contracts; government contracts are subject to audits and adjustments of contractual terms; Brexit; losses under fixed-price contracts; limited control over operations run through AECOM’s joint venture entities; misconduct by AECOM’s employees or consultants or the failure to comply with laws or regulations applicable to our business; AECOM’s leveraged position and ability to service its debt; the use of proceeds raised in the offering of the senior notes; the ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries, as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; AECOM’s insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from these forward-looking statements are set forth in AECOM’s reports filed with the Securities and Exchange Commission. AECOM does not intend, and undertakes no obligation, to update any forward-looking statement.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, including the senior notes, nor shall there be any sale of securities, including the senior notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

###